UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 15, 2005
                                                      -------------

                           FRANKLIN ELECTRIC CO., INC.
                           ---------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                INDIANA                    0-362            35-0827455
                -------                    -----            ----------
     (STATE OR OTHER JURISDICTION OF    (COMMISSION      (I.R.S. EMPLOYER
             INCORPORATION)             FILE NUMBER)    IDENTIFICATION NO.)

             400 EAST SPRING STREET
                BLUFFTON, INDIANA                            46714
                ------------------                           -----
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)

                                (260) 824-2900
                                 -------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                 NOT APPLICABLE
                                 --------------
           (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
-------------------------------------------------------

The following information is furnished pursuant to Item 2.02 "Results of Operations and Financial Condition."

On July 15, 2005, Franklin Electric Co., Inc. issued a press release announcing its second-quarter 2005 earnings. A copy of the press release is attached hereto as Exhibit (99) and hereby incorporate by reference.


Item 9.01 Financial Statements and Exhibits
-------------------------------------------

The following information is furnished pursuant to Item 9.01, "Financial Statements and Exhibits": (99) Press Release, dated July 15, 2005 issued by Franklin Electric Co., Inc.






                                   SIGNATURES
                                   ----------



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       FRANKLIN ELECTRIC CO., INC.
                                       ---------------------------
                                              (Registrant)




Date July 15, 2005              By  /s/ Gregg C. Sengstack
     ---------------                -------------------------------
                                    Gregg C. Sengstack, Senior Vice
                                    President, Chief Financial
                                    Officer and Secretary (Principal
                                    Financial and Accounting Officer)

Exhibit Index
-------------

EXHIBIT NO. (99) Press release, dated July 15, 2005 issued by Franklin Electric Co., Inc.

                                                            EXHIBIT 99

ADDITIONAL EXHIBITS

Press Release
-------------

For Immediate Release                          For Further Information
                                          Refer to: Gregg C. Sengstack
                                                          260-824-2900

                             FRANKLIN ELECTRIC COMPANY
                          REPORTS RECORD INCOME AND SALES
                           FOR THE SECOND QUARTER OF 2005

BLUFFTON, INDIANA - JULY 15, 2005 -- Franklin Electric Co., Inc.
(NASDAQ:FELE) reported record second quarter 2005 net income of $13.5 million, an increase of 25 percent from $10.9 million for the same period a year ago. Diluted earnings per share were $0.59 compared to $0.48 for the second quarter of 2004.

Sales for 2005 were also a second quarter record $123.5 million, an increase of $17.4 million or about 16 percent from $106.1 million for the same period a year ago. Foreign exchange rates accounted for $1.1 million of the increase.

Operating earnings in the second quarter of 2005 were a record $20.9 million, up $3.8 million or 22 percent compared to $17.1 million a year ago. The improvement in operating earnings was primarily driven by the record sales and was partially offset by the increased costs of certain commodities used in the manufacture of electric motors and costs incurred in connection with the company's distribution channel strategy change and the global manufacturing realignment program.

R. Scott Trumbull, Chairman and Chief Executive Officer, stated, "We are pleased with our second quarter financial results as well as with the sales mix that we are achieving. During 2004, 40 percent of our sales were to two major pump OEMs, while this year these two customers accounted for about one quarter of our sales. As our distributor pump and motor sales continue to grow rapidly, we expect the major pump OEM customers will continue to represent a smaller portion of our overall sales mix.

Also, as we continue the implementation of our Global Manufacturing Realignment Program, our production mix is improving. In the second quarter of this year about 22 percent of our global water systems manufacturing man-hours were in low cost countries (Mexico, Czech Republic, and China) versus about 13 percent in second quarter last year. This percentage will increase significantly during the balance of 2005 and 2006 as we continue to ramp up our motor and component manufacturing in these countries. Also, during the second quarter this year we broke ground on a new pump manufacturing facility located adjacent to our motor plant in Linares, Mexico."

Water system product sales worldwide were up about 21 percent compared to the second quarter of 2004. The growth was attributable to increasing unit sales of pumps and motors, as well as improved sales mix due to growing volume sold directly to distributors. During the quarter Franklin introduced 3 new pump brands-SCHAEFER(tm), AQUADUTY(tm), and J-CLASS(tm). The company is in the process of establishing nationwide distributor networks for each of these brands.

Fueling system product sales worldwide during the second quarter, recovering from a soft first quarter, were comparable to the same period in the prior year. During the second quarter Franklin Fueling Systems introduced its new electronic tank gauging and monitoring product (TS-5 SERIES). The new product is being performance tested by major petroleum marketers worldwide.

Franklin Electric is a global leader in the production and marketing of groundwater and fuel pumping systems and is a technical leader in submersible motors, drives, controls, and monitoring devices.

                                     ########

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Any forward looking statements contained herein involve risks and uncertainties, including but not limited to, general economic and currency conditions, various conditions specific to the Company's business and industry, market demand, competitive factors, changes in distribution channels, supply constraints, technology factors, litigation, government and regulatory actions, the Company's accounting policies, future trends, and other risks which are detailed in the Company's Securities and Exchange Commission filings. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements.

                            FRANKLIN ELECTRIC CO., INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

                                Second Quarter Ended       First Half Ended
                                --------------------       ----------------
                                July 2,     July 3,       July 2,   July 3,
                                  2005        2004          2005      2004
                                  ----        ----          ----      ----
Net sales                      $123,537    $106,144      $205,971   $186,351
Cost of sales                    82,117      71,632       139,072    128,219
                               --------     -------      --------   --------
Gross profit                     41,420      34,512        66,899     58,132

Selling and administrative
 expenses                        19,976      16,003        36,248     30,981
Restructuring expense               505       1,387           710      1,952
                               --------     -------      --------   --------
Operating income                 20,939      17,122        29,941     25,199

Interest expense                   (183)        (93)         (355)      (199)
Other income                        190          10           341         28
Foreign exchange gain/(loss)        (43)       (174)          (32)      (224)
                               --------     -------      --------   --------
Income before income taxes       20,903      16,865        29,895     24,804

Income taxes                      7,358       5,987        10,539      8,805
                               --------     -------      --------   --------
Net income                     $ 13,545     $10,878      $ 19,356   $ 15,999
                               ========     =======      ========   ========
Net income per share:
 Basic                         $   0.61     $  0.50      $   0.88   $   0.73
                               ========     =======      ========   ========
 Diluted                       $   0.59     $  0.48      $   0.84   $   0.70
                               ========     =======      ========   ========

Weighted average shares and
 equivalent shares outstanding:
  Basic                          22,040      21,952        22,090     21,928
                               ========     =======      ========    =======
  Diluted                        22,994      22,897        23,127     22,864
                               ========     =======      ========    =======

                            FRANKLIN ELECTRIC CO., INC.
                       CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)                                    July 2,             Jan. 1,
                                                   2005                2005
                                                   ----                ----
ASSETS:

Cash and equivalents                              $ 25,480           $ 50,604
Investments                                         15,525                -
Receivables                                         47,249             39,312
Inventories                                         75,772             62,442
Other current assets                                14,378             13,784
                                                  --------           --------
Total current assets                               178,404            166,142

Property, plant and equipment, net                  89,492             95,924
Goodwill and other assets                           69,188             71,407
                                                  --------           --------
Total assets                                      $337,084           $333,473
                                                  ========           ========
LIABILITIES AND SHAREOWNERS' EQUITY:

Current maturities of long-term
 debt and short-term borrowings                   $  1,269           $  1,304
Accounts payable                                    17,603             16,594
Accrued liabilities                                 38,320             36,547
                                                  --------           --------
Total current liabilities                           57,192             54,445

Long-term debt                                      13,271             13,752
Deferred income taxes                                6,998              6,304
Employee benefit plan obligations                   18,467             18,801
Other long-term liabilities                          5,770              5,838

Shareowners' equity                                235,386            234,333
                                                  --------           --------
Total liabilities and shareowners' equity         $337,084           $333,473
                                                  ========           ========

                               FRANKLIN ELECTRIC CO., INC.
                          CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)                                            July 2,    July 3,
                                                           2005        2004
                                                           ----        ----

Cash flows from operating activities:
 Net income                                              $ 19,356   $ 15,999
 Adjustments to reconcile net income to net
  cash flows from operating activities:
  Depreciation and amortization                             7,783      7,758
  Deferred income taxes                                       694        -
  Loss on disposals of plant and equipment                     51          7
  Changes in assets and liabilities:
   Receivables                                             (9,244)    (8,163)
   Inventories                                            (16,879)   (12,904)
   Accounts payable and other accrued expenses              6,879     12,258
   Employee benefit plans                                     451     (3,713)
   Other, net                                                (234)     1,173
                                                         --------   --------
Net cash flows from operating activities                    8,857     12,415
                                                         --------   --------
Cash flows from investing activities:
 Additions to plant and equipment                          (5,569)   (10,110)
 Proceeds from sale of plant and equipment                  1,048        -
 Additions to deferred assets                              (1,005)        (5)
 Cash paid for securities                                 (93,500)       -
 Proceeds from sale of securities                          77,975        -
                                                         --------   --------
Net cash flows from investing activities                  (21,051)   (10,115)
                                                         --------   --------
Cash flows from financing activities:
 Repayment of long-term debt                                 (142)      (414)
 Proceeds from issuance of common stock                     4,356      3,034
 Purchases of common stock                                (12,318)    (3,091)
 Reduction of loan to ESOP Trust                              233        232
 Dividends paid                                            (3,970)    (3,296)
                                                         --------   --------
Net cash flows from financing activities                  (11,841)    (3,535)
                                                         --------   --------
Effect of exchange rate changes on cash                    (1,089)       121
                                                         --------   --------
Net change in cash and equivalents                        (25,124)    (1,114)
Cash and equivalents at beginning of period                50,604     29,962
                                                         --------   --------
Cash and equivalents at end of period                    $ 25,480   $ 28,848
                                                         ========   ========